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Exhibit 23      Consent of Mark Bailey & Co., Ltd. - Auditor


                             MARK BAILEY & CO, LTD.
                  CONSENT OF INDEPENDENT CERTIFIED ACCOUNTANTS



We hereby consent to the use, in the Registration Statement on Form SB-2 for C A Networks, Inc., of our report dated October 26, 2004, relating to the August 31, 2004, financial statements, which appears in such Registration Statement.



"MARK BAILEY & CO, LTD."
-----------------------------
MARK BAILEY & CO, LTD.

Reno, NV
January __, 2005


1495 Ridgeview Dr., #200                Telephone:    (775) 322-4200
Reno, NV 89509                          Facsimile:    (775) 322-4210